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                                                                    Exhibit 23.1







CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, into the Company's previously filed Registration Statements File numbers 333-19905, 333-24863, 333-29617, 333-41397,
333-47645, 333-71879, 333-71985 and 333-36738.

/s/ ARTHUR ANDERSEN LLP

Hartford, Connecticut
October 5, 2000